UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 23, 2019

INTELLIA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37766	36-4785571
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Erie Street, Suite 130 Cambridge, Massachusetts		02139
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (857) 285-6200

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 23, 2019, the Company elected Fred Cohen, M.D., D.Phil, as a Class II director, with a term expiring at the 2021 annual meeting of stockholders. Dr. Cohen was also elected to the Compensation Committee of the Board of Directors (the “Board”) on January 23, 2019.

Dr. Cohen was a professor of Cellular and Molecular Pharmacology, Medicine, Biochemistry and Biophysics at the University of California, San Francisco (UCSF) from 1980 through 2014. He currently serves on the board of directors of Genomic Health Inc., CareDx, Inc., Veracyte, Inc., Tandem Diabetes Care, Inc., and UroGen Pharma LTD., as well as various other private companies. Dr. Cohen served on the board of directors of Quintiles Transnational Holdings Inc. from 2007 through 2014. He also is a member of the National Academy of Medicine and the American Academy of Arts and Sciences. Dr. Cohen received his bachelor’s degree in Molecular Biophysics and Biochemistry from Yale University, his D.Phil. in Molecular Biophysics from the University of Oxford on a Rhodes Scholarship, his Doctor of Medicine from Stanford University and his postdoctoral training and postgraduate medical training in Internal Medicine and Endocrinology at UCSF. Dr. Cohen also serves as a Senior Managing Director at Vida Ventures, a venture capital firm that he co-founded in 2017.

Dr. Cohen does not have any family relationships with any of the executive officers or directors of the Company. There are no arrangements or understandings between Dr. Cohen and any other person pursuant to which he was elected as a director of the Company.

As a non-employee director, Dr. Cohen will receive cash compensation paid by the Company pursuant to its non-employee director compensation program. In addition, under the Company’s director compensation program, upon his election as a director, Dr. Cohen was granted an option on January 23, 2019 to purchase 38,000 shares of the Company’s common stock, par value $0.0001 per share, at an exercise price per share of $13.78. This option vests as to 33 1/3% of the total award one year after the date of grant and thereafter in substantially equal quarterly installments during the three years following the grant date, subject to continued service through such date, and becomes exercisable in full upon the occurrence of a change in control of the Company.

Also in connection with his election to the Board, Dr. Cohen will enter in to the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.6 to Amendment No. 3 to the Company’s Registration Statement on Form S-1 (File No. 333-210689) filed with the Securities and Exchange Commission on April 27, 2016. Pursuant to the terms of this agreement, the Company may be required, among other things, to indemnify Dr. Cohen for some expenses, including attorneys’ fees, judgments, fines and settlement amounts respectively incurred by him in any action or proceeding arising out of his respective service as one of our directors.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibits are included in this report:

Exhibit No.	Description

99.1	Press release dated January 24, 2019.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Intellia Therapeutics, Inc.

Date: January 24, 2019	By:	/s/ John M. Leonard
	Name:	John M. Leonard
	Title:	Chief Executive Officer and President